UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

Schedule 14C/A

(Rule 14c-101)

INFORMATION REQUIRED IN INFORMATION STATEMENT

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

Check the appropriate box:

☐	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(g))

☒	Definitive Information Statement

NABUFIT GLOBAL, INC.

(Name of Registrant as Specified in its Charter)

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

We Are Not Asking You for a Proxy and You are Requested Not To Send Us a Proxy.

EXPLANATORY NOTE

This Combined Information Statement is unchanged but for typographical errors relating to the correct date on which notices will be sent to shareholders (October 30, 2017) and the correct effective date of the corporate action (on or after November 21, 2017).

NABUFIT GLOBAL, INC.

626 East 1820 North

Orem, Utah 84097

(801) 362-2115

Dear Stockholder:

This letter and accompanying information statement is being furnished to the stockholders of NABUFIT GLOBAL, INC., a Delaware corporation (the “Company,” “we,” or “our”), to inform them of certain corporate actions intended to be taken by the Company.

We Are Not Asking You for a Proxy and You are Requested Not To Send Us a Proxy.

The corporate actions described in the accompanying information statement were approved by our Board of Directors (the “Board”) and by the written consent of holders of a majority of our issued and outstanding common stock.  Under Section 228 of the Delaware General Corporation Law, and our Bylaws, as the same may be amended from time to time, we may effect the corporate actions described in the accompanying information statement without a meeting or vote of our stockholders if stockholders holding a majority of our issued and outstanding common stock have consented to such actions in writing.  Accordingly, we are not asking for your vote on these matters and the accompanying information statement is being furnished solely for the purpose of informing you of the corporate actions described therein before they take effect.

The corporate actions described in the accompanying information statement include an amendment and restatement of the Company’s Certificate of Incorporation to

1.Change the Company’s name to NewBridge Global Ventures, Inc.

The accompanying information statement contains details of the corporate actions described above.  You are urged to read it carefully and in its entirety.

The accompanying information statement will be posted on the Company’s website and postcards directing stockholders to the website will be mailed to them on or after October 31, 2017.  The corporate actions described therein will take effect no earlier than 20 calendar days after the accompanying information statement is first mailed to our stockholders, or on or after November 21, 2017.

Thank you for your continued support.

Sincerely,

/s/ Robert Bench, Chief Financial Officer

NABUFIT GLOBAL, INC.

INFORMATION STATEMENT

CONCERNING CORPORATE ACTIONS AUTHORIZED BY WRITTEN
CONSENT OF STOCKHOLDERS OWNING A MAJORITY
OF SHARES OF VOTING SECURITIES ENTITLED TO VOTE THEREON

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY

GENERAL INFORMATION

This Information Statement is being furnished to the stockholders of Nabufit Global, Inc., a Delaware corporation ("Company," "we' or "us"), to advise them of the corporate actions described herein, which have been authorized by the written consent of holders of a majority of the Company's common stock. This action is being taken in accordance with the requirements of the general corporation law of the State of Delaware ("DGCL").

The Company's Board of Directors has determined that the close of business on October 27, 2017 is the record date ("Record Date") for the stockholders entitled to notice about the actions authorizing the change in the name of the Company from "Nabufit Global, Inc." to “NewBridge Global Ventures, Inc.” The foregoing action is referred to herein as the "Action."

Under Section 228 of the DGCL, any action required or permitted by the DGCL to be taken at an annual or special meeting of stockholders of a Delaware corporation may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the approval of the Action must be given to those stockholders who have not consented in writing to the action and who, if the action had been taken at a meeting, would otherwise have been entitled to notice of the meeting.

On October 18, 2017, the owners of record of an aggregate of 2,316,789 shares of the Company's common stock, representing approximately 65.34% of the outstanding common stock of the Company, executed and delivered to the Company a written consent authorizing and approving the Action.

Accordingly, the above Action has been approved by holders representing approximately 65.34% of the Company's outstanding common stock. As such, no vote or further action of the stockholders of the Company is required to approve the Action. You are hereby being provided with notice of the approval of the Action by less than unanimous written consent of the stockholders of the Company. However, under federal law, this Action will not be effective until at least 20 days after the Information Statement was first been sent to stockholders or on or after November 21, 2017.

On October 18, 2017, the Board of Directors approved the Action and authorized the Company's officers to deliver this Information Statement.

The executive offices of the Company are located at 626 East 1820 North, Orem, Utah 84097, and its telephone number is (801) 362-2115.

This Information Statement will first be mailed to stockholders on or about October 31, 2017 and is being furnished for informational purposes only.

INTEREST OF PERSONS IN MATTERS TO BE ACTED UPON

No officer or director or principal shareholder has a substantial or material interest in the favorable outcome of these Actions other than as discussed herein.

VOTING SECURITIES

The Company had shares of its common stock issued and outstanding at the time of the stockholder action. As of the date of the stockholder action, there were 3,545,604 shares of common stock issued and outstanding and no issued and outstanding shares of preferred stock.

Each share of common stock is entitled to one vote on all matters submitted to the holders of common stock for their approval. The consent of the holders of a majority of the Company’s common stock was necessary to authorize the Action described herein.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth the number of shares of our common stock beneficially owned by the following persons or groups as of October 19, 2017 (i) each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock, (ii) each of our executive officers and directors and (iii) all of our executive officers and directors as a group.  Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act. In determining the percentages, the following table assumes 3,545,604 shares of our common stock are issued and outstanding.

Name and Address	Amount and Nature of Beneficial Ownership (1)		Percent of Class of Common Stock
Brian Mertz, Director	336,576	(2)	9.49%
626 East 1820 North
Orem, Utah 84097

Mark Mersman, Director & Chief Executive Officer	100,000		2.82%
626 East 1820 North
Orem, Utah 84097

Scott Cox, Director and President	100,000		2.82%
626 East 1820 North
Orem, Utah 84097

Robert Bench, Chief Executive Officer	983	(3)	0.03%
626 East 1820 North
Orem, Utah 84097

Ben Esque, Director	0		0%
626 East 1820 North
Orem, Utah 84097

Ole Sigety, Director	19,676	(4)	0.05%
Frederiksgade 21
DK-1265 Copenhagen K

MEMP, ApS	1,233,499		34.79%
626 East 1820 North
Orem, Utah 84097

Hans Kjaer Holdings	316,624		4.55%
626 East 1820 North
Orem, Utah 84097

Zat Investment ApS	268,800		7,58%
626 East 1820 North
Orem, Utah 84097

All current executive officers and
directors as a group (4 persons)	537,559		15.16%

(1)	Except as indicated below, each person has sole and voting and/or investment power over the shares listed, subject to applicable community property laws. There are no options granted or outstanding.
(2)

 Includes 9.365 shares owned by World Wide Investment Fund, 21,466 shares owned by Stratega ApS, and 5,500 shares owned by GrowthCom ApS which may be deemed to be beneficially owned by Mr. Mertz who is a control person in each company.

(3)	Includes 298 shares owned by Vector Capital, LLC, which may be deemed to be beneficially owned by Mr. Bench who is the managing member of Vector Capital LLC.
(4)	Includes 2,222, shares owned by FFP ApS, an entity controlled by Mr. Sigetty.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, and persons who beneficially own more than 10% of a registered class of the Company's equity securities, to file reports of beneficial ownership and changes in beneficial ownership of the Company's securities with the SEC on Forms 3 (Initial Statement of Beneficial Ownership), 4 (Statement of Changes of Beneficial Ownership of Securities) and 5 (Annual Statement of Beneficial Ownership of Securities). Directors, executive officers and beneficial owners of more than 10% of the Company's common stock are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms that they file. Except as otherwise set forth herein, based solely on a review of the copies of such forms furnished to the Company, or written representations that no reports were required, the Company believes that for the fiscal year ended December 31, 2016, beneficial owners complied with the Section 16(a) filing requirements applicable to them in that each officer, director and beneficial owner of 10% or more of the Company's securities filed the applicable Forms 3, 4 or 5 with the SEC.

DIRECTORS AND OFFICERS

The following table sets forth certain information for the proposed incoming directors and incoming officers after the forthcoming change in officers and directors.

Name	Age	Position	Term of Office

Brian Mertz	41	Director	One year

Ole Sigetty	46	Director, Secretary	One year

Ben Esque		Director	One year

Mark Mersman	50	Director, Chief Executive Officer	N/A

Scott Cox	45	Director, President	NA

Robert K. Bench	68	Chief Financial Officer	N/A

 The Board of Directors is comprised of only one class. All of the directors serve for a term of one year and until their successors are elected at the Company’s annual shareholders’ meeting and are qualified, subject to removal by the Company’s shareholders. Each executive officer serves, at the pleasure of the Board of Directors, for a term of one year and until his successor is elected at a meeting of the Board of Directors and is qualified.

             Our Board of Directors believes that its members encompass a range of talent, skill, and experience sufficient to provide sound and prudent guidance with respect to our operations and interests. The information below with respect to our Directors and Officer includes each director’s and officer’s experience, qualifications, attributes, and skills that led our Board of Directors to the conclusion that he or she should serve as a director and/or executive officer.

The following describes the business experience of the director and executive officers prior to their appointments:

Brian Mertz, Director

Mr. Mertz has over fifteen years of experience working with start-up enterprises where he has served on management teams, boards of directors and in executive level management positions.  Mr. Mertz has special qualifications within international negotiations, merger & acquisitions, public offerings, sales, business development and business-to-business marketing. Mr. Mertz served as Chief Operations Officer of the Nasdaq listed IT-security company EuroTrust in the period of 2001 to 2004, where he worked with the company’s largest shareholder, VeriSign (now Symantec).  Mr. Mertz was the co-founder and Chief Executive Officer of Guava A/S, a Danish online marketing company listed on the Danish Stock Exchange from the period 2004 to 2009 and Chief Executive Officer of the Norwegian listed entertainment company NIO Inc. during the period 2012 to 2014. Mr Mertz is educated with a BA in Organization and Marketing from Niels Brock Business College in Copenhagen, Denmark.

Ole Sigetty, Director, Secretary

Mr. Sigetty is an experienced professional with more than 30 years as an attorney-at-law in Denmark.  Mr. Sigetty is admitted to the Supreme Court of Denmark where he appears regularly. Mr. Sigetty is a senior partner of the Law Firm Németh & Sigetty A/S, Copenhagen, Denmark. During his professional work, Mr. Sigetty, has practiced business law and litigation with a focus on M&A transactions, contract law, and public listings. Mr. Sigetty has served on several boards as both director chairman including the position of chairman of the board of Guava A/S, a Danish online marketing company listed on the Danish Stock Exchange in the period 2004-2009, director and chairman of the board Norwegian listed entertainment company, Nio Inc., in the period 2012-2013, director and chairman of the board of International Food Science Center A/S and director of MMC Optical A/S, director of Seven Seas Clothing Co. A/S.  Mr. Sigetty holds a Master of Arts in Journalism and Public Affairs from the American University in Washington D.C.

Ben Esque, Director

Mr. Esque is serial entrepreneur with a breadth of experience in the health care industry with a focus in the medical device and diagnostic arena. He has been involved in multiple startups and has a distinct experience in business development, product distribution licensing, and sales and marketing strategy. Mr. Esque has held multiple positions within the pharmaceutical, medical device, and biotechnology diagnostic industries.  Since 2014, he has served in key account management positions for Abiomed (ABMD), an S&P 400 medical device implant company. Previously, Mr. Esque was responsible for various strategic and training initiatives with Edwards Lifesciences (EW) pertaining to the US commercial launch of Transcatheter Heart Valves. Prior to that he led the global training and development for a division Johnson & Johnson and was a regional sales manager with KOS Pharmaceuticals, which was acquired by Abbot Laboratories for $4.1b. Mr. Esque holds a degree in business administration with a concentration in marketing from the University of California.

Mark Mersman, Chief Executive Officer

Mr. Mersman currently serves as a consultant to three ancillary cannabis companies. Mark has also been providing consulting services for two cannabis focused investment funds since 2016.  Previously, Mr. Mersman co-founded and served as President of Unity Resources, LLC and Legacy Income Properties, LLC. Mr. Mersman had been leading a team in evaluating and investing in minerals and royalties for families and institutions.  Mr. Mersman has formed and has managed over 10 private investment funds, altogether encompassing over $10 million and in excess of 100 mineral and royalty acquisitions and divestitures. Mr. Mersman was founder and President of Mersman Capital Management, Inc., a private wealth advisory firm formed in September 2007 that provided portfolio management for a small group of high net worth individuals. Mersman Capital Management’s portfolio was sold and transitioned to another advisory firm in December of 2015. Prior to forming Mersman Capital Management, Mr. Mersman served as Regional Vice President for Fisher Investments from April 2000 to September 2007, where he managed a combined client portfolio of representing over $200 million. Mr. Mersman has previously held FINRA licenses 7, 63, and 65, and held the designation of Chartered Retirement Planning Counselor. Mr. Mersman is a graduate with a B.B.A. in Marketing and Finance from the University of Arkansas

Scott Cox, Director, President

Mr. Cox has over 20 years of experience in the management and operations of public and private companies. Since October 2015, Mr. Cox has served as a Principal in Basin Capital, Inc., a private family office focused on the acquisition and divestiture of oil and gas minerals and royalties and various entrepreneurial ventures. Prior to Basin Capital, from July 2013 to October 2015, Mr. Cox served as Vice President of Land for Breitling Energy Corporation (OTC: BECC) where he was instrumental in acquiring over $20 million in producing and non-producing oil and gas properties. Prior to that he served as Director of Operations for Frontier Oilfield Services, Inc (OTC: FOSI) from September 2012 where he helped lead a public company acquisition and roll-up of 2 privately owned oilfield service companies. Mr. Cox attended Eastern New Mexico University where he studied Business Administration.

Robert K. Bench, Chief Financial Officer

Robert K. Bench has served as our Chief Financial Officer since October 2007 and as a member of our Board of Directors from December 2007 until 2014.  Mr. Bench was a founder and since April 1999 has been a managing member of BayHill Group LC, a consulting group focused on assisting microcap companies (“BayHill Group”). From January 2005 until April 2007, he also served as the Chief Financial Officer of Innuity, Inc. (INNU), software as a service company that delivers applications for small business. From November 2000 until August 2004, he also served as Chief Financial Officer of The SCO Group (SCOX), a developer and marketer of software applications and operating systems. Mr. Bench is a certified public accountant and holds a bachelor degree in accounting from Utah State University.

Terms of Office

The Company’s directors were appointed on October 18, 2017, to serve a one-year term and to hold office until the next annual general meeting of the Company’s shareholders or until removed from office in accordance with the Company’s Bylaws (“Bylaws”) and the provisions of the Delaware General Corporation Law. The Company’s directors hold office after the expiration of his or her term until his or her successor is elected and qualified, or until he or she resigns or are removed in accordance with the Company’s Bylaws and the provisions of the Delaware General Corporation Law.

             The Company’s officers will hold office until removed by the Board of Directors in accordance with the Company’s Bylaws and the provisions of the Delaware General Corporation Law.

Certain Relationships

There are no family relationships between any of our current directors or officers. During our fiscal year ended December 31, 2016 and the previous fiscal year, there were no transactions with related parties other than as noted below. To our knowledge, and except as set forth below, the directors and officers are not currently and have not been involved in any material proceeding adverse to the Company or have a material interest adverse to the Company, or any transactions with the Company or any of its directors, executive officers, affiliates, or associates that are required to be disclosed pursuant to the rules and regulations of the SEC.

On May 18, 2017, the Company entered into an Equity Purchase Agreement dated May 9, 2017 (“Purchase Agreement”) with Kodiak Capital Group, LLC (“Kodiak”), whereby Kodiak agreed to purchase up to 10,000,000 shares of its common stock, par value $0.0001 per share at a price of $0.10 per shares (the resulting in an aggregate gross proceeds to the Company of up to $1,000,000.  In addition, the Company extended a convertible promissory note in the amount of $50,000.  On September 29, 2017, the Company issued Kodiak 161,290 shares of its common stock in full settlement of that agreement.

On or about September 26, 2017 NABUfit Global, Inc. (the “Company”) entered into Subscription Agreements (“Subscription Agreements”) with Zat Invest, Hans Kjaer Holding and Brian Mertz for the purchase of 666,632 shares of restricted common stock at a per share price of $0.31 per share for a total consideration of US $201,280.  The purchase of the shares was consummated on or about October 5, 2017.

Other than the transactions described above, there are no transactions, since the beginning of the Company’s last fiscal year, or any currently proposed transaction, in which the Company was or is to be a participant and the amount involved exceeds the lesser of $120,000 or one percent of the average of the Company’s total assets at year-end for the last three completed fiscal years, and in which any of the directors or officers had or will have a direct or indirect material interest. There is no material plan, contract or arrangement (whether or not written) to which any of the directors or officers is a party or in which they participate that is entered into or material amendment in connection with our appointment of any of the directors or officers, or any grant or award to any of the directors or officers or modification thereto, under any such plan, contract or arrangement in connection with our appointment of any of the directors or officers.

Director Independence

Our board of directors currently consists of five members. We are not currently subject to listing requirements of any national securities exchange that has requirements that a majority of the board of directors be “independent.” Nevertheless, our board of directors has determined that all of our directors qualify as “independent” directors in accordance with listing requirements.  In making these determinations, our board of directors reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management. There are no family relationships among any of our directors or executive officers.

Except as discussed above, to our knowledge, there have been no events under any bankruptcy act, criminal proceedings and no federal or state judicial or administrative orders, judgments, decrees or findings, no violations of any federal or state securities laws, and no violation of any federal commodities law material to the evaluation of the ability and integrity of any director (existing or proposed), executive officer (existing or proposed), promoter or control person of the Company during the past 10 years.

To our knowledge, there are no material proceedings to which any director (existing or proposed), officer (existing or proposed), affiliate of the Company, any holder of 5% or more of our currently outstanding common stock, any associate of any such director or officer, or any affiliate of such security holder that is adverse to us or has a material interest adverse to us. There are no family relationships among any of the officers and directors.

Meetings and Committees of the Board

Our Board of Directors has standing Audit Committee. To date, our Board of Directors has not established a Compensation, Nominating or Governance Committee, in part because our Board of Directors believes that, at this stage of our development, all of our directors should be actively involved in the matters which would be addressed by such a committee. We may, in the future, establish a Compensation, Nominating or Governance Committee. We believe each of the directors serving on our Audit Committee is an independent director pursuant to NASD Rule 4200(a) (15).

Family Relationships

There are no family relationships between or among the directors, executive officers or persons nominated or chosen by us to become directors or executive officers.

Nominations to the Board of Directors

Our directors take a critical role in guiding our strategic direction and oversee the management of the Company. Board of Director candidates are considered based upon various criteria, such as their broad-based business and professional skills and experiences, a global business and social perspective, concern for the long-term interests of the shareholders, diversity, and personal integrity and judgment. While we seek a diversity of experience, viewpoints and backgrounds on the Board, we have not established a formal policy regarding diversity in identifying directors.

 Leadership Structure and Role on Risk Oversight

Risk assessment and oversight are an integral part of our governance and management processes. Our board of directors encourages management to promote a culture that incorporates risk management into our corporate strategy and day-to-day business operations. Management discusses strategic and operational risks at regular management meetings and conducts specific strategic planning and review sessions during the year that include a focused discussion and analysis of the risks facing us. Throughout the year, senior management reviews these risks with the board of directors at regular board meetings as part of management presentations that focus on particular business functions, operations or strategies, and presents the steps taken by management to mitigate or eliminate such risks.

Our board of directors does not have a standing risk management committee, but rather administers this oversight function directly through our board of directors as a whole, as well as through various standing committees of our board of directors that address risks inherent in their respective areas of oversight. In particular, our board of directors is responsible for monitoring and assessing strategic risk exposure, and our audit committee is responsible for overseeing our major financial risk exposures and the steps our management has taken to monitor and control these exposures. The audit committee also monitors compliance with legal and regulatory requirements. Our nominating and governance committee monitors the effectiveness of our corporate governance guidelines and considers and approves or disapproves any related-person transactions. Our compensation committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.

Mr. Robert Bench serves as the Company’s Chief Financial Officer. Mr. Mark Mersman serves as the Company’s Chief Executive Officer and as a director.  We determined this leadership structure was appropriate for the Company due to our small size and limited operations and resources. The directors evaluate the Company’s leadership structure and modify such structure as appropriate based on the size, resources, and operations of the Company.  Our Board of Directors are exclusively involved in the general oversight of risks that could affect our Company.

Board Compensation

The following table sets forth information for the years ended December 31, 2015 and December 31, 2016, regarding the compensation awarded to, earned by or paid to NABUFIT Denmark’s non-employee directors.  Compensation for those directors that also are part of the Company’s management team is set forth in the section entitled “Executive Compensation” below.

Name	Year	Fees Earned or Paid in Cash($)	Option Awards ($)(1)	Stock Awards ($)	Total($)
Mads H. Frederiksen*	2016	$ -	$ -	$15,000	$15,000
	2015	-	-	-	-
Soren Jonassen*	2016	-	-	10,000	10,000
	2015	-	-	120,000	120,000
Ole Sigetty	2016	-	-	10,000	10,000
	2015	-	-	120,000	120,000
Morten Krarup*	2016	-	-	10,000	10,000
	2015	-	-	-	-
Morton Albaek*	2016	-	-	10,000	10,000
	2015	-	-	-	-
Brian Mertz*	2016	-	-	-	-
	2015	-	-	120,000	120,000

(1) There were no Option Awards during the years ended December 31, 2016 or 2015.

* Former officer or director.

In August 2016, the Board of Directors approved stock compensation for the period July 1, 2016 to June 30, 2017.  Each of the four board members will receive 21,739 shares of common stock, the chairman will receive 32,608 shares of common stock and the secretary will receive 8,152 shares of common stock.  The shares will be issued during 2017, prior to the end of the contract period.

In August 2016, the Board of Directors approved stock payments for services to Directors Soren Jonassen (31,000 shares) and Ole Sigetty (64,130 shares) for professional services from July 1, 2016 to June 30, 2017.  The shares will be issued during 2017, prior to the end of the contract period.

In September 2015, Directors Soren Jonassen and Ole Sigetty and former Director Brian Palm Svaneeng Mertz each received 30,000 shares of common stock. These shares were recorded for book purposes at the market price at the time of the award of $4.00 per share for total compensation of $360,000.

Executive Compensation

The following table sets forth information concerning all cash and non-cash compensation awarded to, earned by or paid to the named person for services rendered in all capacities during the six month ending December 31, 2015 and the year ended December 31, 2016.  No other executive officers received total annual compensation in excess of $100,000.

Person	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non- equity Incentive Comp ($)	All Other Comp. ($)	Total ($)
Morten Krarup (1)	2015	$ 10,960						$ 10,960
	2016	$ 123,700						$123,700
Ulrik Moll (2)	2015	$ 46,716						$ 46,716
	2016	$ 117,735						$ 117,735
Robert K. Bench (3)	2015	$ 80,000						$ 80,000
	2016	$ 90,500						$ 90,500
Brian Mertz (4)	2016	$ 40,500		$230,002				$ 270,502

(1)Mr. Krarup was appointed as the Company’s Chief Business Development Officer on July 1, 2015

(2)Mr. Moll served as the Company’s Chief Executive Officer from June 26, 2015 to July 6, 2016.

(3)Mr. Bench has served as the Company’s Chief Financial Officer since November 30, 2008.

(4)Mr. Mertz has served as the Company’s Chief Executive Officer since July 6, 2016.

Employment Contracts

The Company entered into a six-month employment agreement with Brian Mertz, effective July 1, 2016 to December 31, 2016.  The agreement called for the issuance of 41,667 shares of common stock per month (250,002 total), which were issued and fully expensed during 2016.

During November 2016, the Board of Directors approved stock payments of 6,000 shares of common stock to each of ten employees.  The shares were issued December 14, 2016.

During August 2016, the Company entered into an agreement with Peter Holvad, effective September 1, 2016 to February 17, 2017.  The agreement called for the issuance of 15,000 shares of common stock.  The shares were issued December 14, 2016, and the stock compensation is being recognized ratably over the contract period.

During November 2016, the Board of Directors approved a stock payment of 10,679 shares of common stock to Helle Wittrup based on a consulting agreement.

As of December 31, 2016 and 2015, there were no outstanding options of the Company.

In October 2017, the Company entered into employment agreements with Mark Mersman and Scott Cox.  The agreements called for the initial issuance of 100,000 shares to each of them and up to an additional 3,367,085 shares and options total based upon the meeting of certain milestones.

NAME CHANGE

On October 19, 2017, holders representing approximately 65.34% of the Company's outstanding common stock took action by written consent to change the name of the Company from Nabufit Global, Inc. to NewBridge Global Ventures, Inc.

The Board of Directors has authorized the change in the Company's name to NewBridge Global Ventures, Inc. In the judgment of the Board of Directors, the Company's new name more accurately reflects its business objectives as this time.

On October 18, 2017, the Board of Directors authorized a change in the name of the Company to NewBridge Global Ventures, Inc. to be effected through the filing of a Certificate of Amendment to the Company’s Certificate of Incorporation (“Amendment”). A form of the Amendment is attached to this Information Statement as Exhibit A.

FINANCIAL INFORMATION

The audited financial statements included in the Company’s annual report on Form 10-K for the year ended December 31, 2017 are incorporated in the Information Statement by Reference.

COST OF THIS INFORMATION STATEMENT

The costs associated with the preparation, filing, printing and distribution of this information statement and the payment of any cash payments to stockholders will be paid by the Company.

AVAILABLE INFORMATION

Please read all the sections of this information statement carefully. The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended ("Exchange Act") and in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission. These reports, proxy statements and other information filed by the company with the SEC may be inspected without charge at the public reference section of the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington, DC 20549. Copies of this material also may be obtained from the SEC at prescribed rates. The SEC also maintains a website that contains reports, proxy and information statements and other information regarding public companies that file reports with the SEC. Copies of these materials may be obtained from the SEC's website at http://www.sec.gov.

INCORPORATION OF INFORMATION BY REFERENCE

The following documents, which are on file with the Commission (Exchange Act File No. 000-16075) are incorporated in this Information Statement by reference and made a part hereof:

(i) Annual Report on Form 10-K, for the fiscal year ended December 31, 2016.

(ii) Quarterly Report on Form 10-Q, for the quarter ended March 31, 2017.

(iii) Quarterly Report on Form 10-Q, for the quarter ended June 30, 2017.

The Annual Report, the Quarterly Reports and the Current Reports contain important information about the Company and its financial condition.

All documents filed by the company with the Commission pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this information statement and prior to the effective date hereof shall be deemed to be incorporated by reference in this information statement and shall be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference in this information statement and filed with the Commission prior to the date of this information statement shall be deemed to be modified or superseded for purposes of this information statement to the extent that a statement contained herein, or in any other subsequently filed document which is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this information statement.

The Company will provide without charge to each person to whom this information statement is delivered, upon written or oral request of such person, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into such documents). Written or telephone requests should be directed to the Company at 626 East 1820 North, Orem, UT 84097, and its telephone number is (801) 362-2115.

NABUFIT GLOBAL, INC.

By Order of the Board of Directors

/s/ Robert Bench

Chief Financial Officer

CERTIFICATE OF AMENDMENT TO

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

NABUFIT GLOBAL, INC.

Nabufit Global, Inc. (the “Company”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify:

1.Pursuant to Section 242 of the DGCL, this Certificate of Amendment to the Amended and Restated Certificate of Incorporation (this “Amendment”) amends the provisions of the Amended and Restated Certificate of Incorporation of the Company (the “Certificate”).

2. This Amendment was approved and duly adopted in accordance with Section 242 of the DGCL, and has been duly approved by written consent of the stockholders of the Company in accordance with Section 228 of the DGCL.

3.Article I of the Certificate is hereby amended to state that the name of the Corporation is “NewBridge Global Ventures, Inc.”

IN WITNESS WHEREOF, the undersigned authorized officer of the Corporation, has executed this Certificate of Amendment to Amended and Restated Certificate of Incorporation to be effective as of November 21, 2017.

NABUFIT GLOBAL, INC.
By:
Name:	Robert Bench
Title:	Chief Financial Officer